UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2005


                               Immunomedics, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                  000-12104             61-1009366
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  (State or Other Jurisdiction       (Commission        (I.R.S.  Employer
        of Incorporation)            File Number)       Identification No.)


300 American Road, Morris Plains, New Jersey                   07950
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: (973) 605-8200
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

      Immunomedics, Inc., a Delaware corporation (the "Company"), received a letter on June 10, 2005, from the Nasdaq listing qualifications staff (the "Staff") stating that the Company had not provided a definitive plan evidencing its ability to regain compliance with the Nasdaq Maketplace shareholder approval rule (Rule 4350(i)(1)(D)(ii) (the "Rule")) in its private placement of notes and warrants that closed on April 29, 2005 (the "Financing"). The Company intends, among other things, to appeal the Staff determination, which will have the effect of temporarily suspending the delisting.

      On May 19, 2005, the Company received a notice from the Staff that advised the Company that the Staff believed the private placement violated the Rule. On June 3, 2005, the Company submitted to the Staff a plan and timetable in an effort to regain compliance with the Rule, which plan and timetable was supplemented and amended by letter from the Company to the Staff dated June 9, 2005. In the response set forth in its June 10 letter, the Staff notified the Company that it believed the Company's plan and timetable, as supplemented and amended, would not achieve compliance with the Rule and that the Staff had therefore determined to delist the Company from The Nasdaq National Market. The Company has used, and continues to use, all possible efforts to address the Staff's concerns. In order to temporarily suspend the delisting otherwise scheduled to be effective by June 21, 2005, the Company must file the appeal on or before June 17, 2005, which the Company intends to do.

      While the Company's appeal is pending, the Company plans to (1) continue to explore the possibility of amending the terms of the notes and the warrants, in an attempt to regain compliance with Nasdaq Marketplace rules; (2) continue to pursue its application to list its common stock on the American Stock Exchange and (3) call a special meeting of its stockholders to request a 40 million share increase to its authorized common stock, in part as required by the terms of the notes and warrants, and to seek stockholder approval of the issuance of shares of common stock in accordance with the Financing. Each of these plans were described in more detail in the Company's Current Report on Form 8-K dated May 25, 2005.

      As noted in the May 25, 2005 8-K:

      o Forty million shares will permit conversions of notes and exercises of warrants (including those subject to the investors' option to purchase up to an additional 20% of the amount of notes and warrants issued in the Financing) and additional shares of common stock for general corporate purposes.

      o No assurance can be given that any effort to amend the terms of the notes and warrants will be successful or will satisfy the Staff regarding its delisting determination or allow the Company to succeed in its appeal of the Staff determination.

      o No assurance can be given with respect to the success or timing of the American Stock Exchange listing application.

      Furthermore, there is no assurance that the Company's appeal of the Nasdaq Staff's decision will be successful, or as to the potential timing of the actual delisting of the Company's securities (including whether or not it may not occur before the special stockholder meeting, any amendment of the terms of the notes and warrants, or any listing of its common stock on the AMEX). If the Company is unable to successfully amend the terms of the notes and warrants, and obtain the requisite approval from stockholders, it is unlikely that the Nasdaq will permit the continued listing of the Company's stock, and even if the Company is successful in both those regards, it may not be able to retain its listing on the Nasdaq National Market.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits:

            99.1  - Press Release, dated June 14, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2005                   IMMUNOMEDICS, INC.



                                       By: /s/ Cynthia L. Sullivan
                                          -------------------------------------
                                          Cynthia L. Sullivan
                                          President and Chief Executive Officer